UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant to Section 13 or 15(d) of
the Securities Exchange Act of 1934
February 10, 2010
Date of Report (date of earliest event reported)
Eastman Kodak Company
(Exact name of Registrant as specified in its charter)

New Jersey	1-87	16-0417150

(State or other jurisdiction of	(Commission File Number)	(I.R.S. Employer
incorporation or organization)		Identification Number)
343 State Street
Rochester, New York 14650
(Address of principal executive office) (Zip Code)
(585) 724-4000
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 1.01. Entry into a Material Definitive Agreement.
     On February 10, 2010, Eastman Kodak Company (the “Company”), Kodak Canada Inc. and certain subsidiaries of the Company entered into Amendment No. 2 (the “Amendment”) with the lenders party thereto and Citicorp USA, Inc., as agent (the “Agent”). The Amendment amends the Amended and Restated Credit Agreement, dated as of March 31, 2009, among the Company, Kodak Canada Inc., the lenders party thereto, Citigroup Global Markets Inc. and Banc of America Securities LLC, as co-lead arrangers and co-bookrunners, Bank of America, N.A., as syndication agent, and the Agent (as amended by Amendment No. 1, dated as of September 17, 2009, and the Amendment, the “Credit Agreement”). Capitalized terms used herein and not otherwise defined have the meanings given to them in the Credit Agreement.
     Pursuant to the Amendment, the Company is permitted to incur additional Permitted Senior Debt of up to $200.0 million aggregate principal amount and may incur debt that refinances existing debt and Permitted Senior Debt so long as the refinancing debt meets certain requirements, including that the refinancing debt otherwise meets the definition of Permitted Senior Debt (“Permitted Refinancing Debt”). Permitted Senior Debt and Permitted Refinancing Debt may be guaranteed by the guarantors under the Credit Agreement and may also be secured by a second priority lien on the assets of the Company and such guarantors, subject to an intercreditor agreement. At all times prior to the application of the net proceeds of Permitted Refinancing Debt to such refinancing, such proceeds must be deposited in one or more deposit accounts over which the Agent has a perfected security interest.
     The Amendment also permits the Company to use the net proceeds of (i) Permitted Refinancing Debt and (ii) Permitted Senior Debt issued or incurred prior to the effective date of the Amendment to prepay, redeem, purchase, defease or otherwise satisfy its public debt securities or Permitted Senior Debt.
     In connection with the Amendment, the Company reduced the commitments of its non-extending lenders by $125,250,000.
     The foregoing description of the Amendment in this report is a summary only and is qualified in its entirety by the terms of the Amendment, which is attached hereto as Exhibit 10.1, and incorporated herein by reference.
Item 9.01. Financial Statements and Exhibits.
(d) Exhibits

10.1	Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of February 10, 2010, among Eastman Kodak Company, Kodak Canada Inc., the lenders party thereto and Citicorp USA, Inc., as Agent

SIGNATURES
     Pursuant to the requirements of the Securities Exchange Act of 1934, as amended, the registrant has duly caused this report to be signed on its behalf by the undersigned, thereunto duly authorized.

February 12, 2010	By:	/s/ William G. Love
William G. Love
Treasurer

Index to Exhibits

Exhibit
Number	Description
10.1	Amendment No. 2 to the Amended and Restated Credit Agreement, dated as of February 10, 2010, among Eastman Kodak Company, Kodak Canada Inc., the lenders party thereto and Citicorp USA, Inc., as Agent